Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:
Norman E. Johnson
Chairman of the Board and Chief Executive Officer
Franklin, Tennessee
615-771-3100
FOR IMMEDIATE RELEASE
Wednesday, October 17, 2007
CLARCOR TO MERGE ITS FACET DIVISION WITH PERRY EQUIPMENT CORPORATION
TO CREATE A $200 MILLION OIL & GAS, FUEL AND NATURAL RESOURCES
FILTRATION COMPANY
FRANKLIN, TN, October 17, 2007 – CLARCOR Inc. (NYSE: CLC) today announced that it has entered into a definitive agreement to acquire Perry Equipment Corporation (“Peco”), a privately-owned manufacturer of engineered filtration products and technologies used in a wide array of industries, including oil and natural gas, refining, power generation, petrochemical, food and beverage, electronics, polymers and pulp and paper. The company sells its products under a number of proprietary brands, including Gemini® and PEACH®. Peco is based in Mineral Wells, Texas with operations in Mexico, Canada, U.K., Italy, Romania, Malaysia and China. Its results will be included as part of CLARCOR’s Industrial/Environmental Filtration segment.
Norm Johnson, CLARCOR’s Chairman & CEO said: “We are very excited about the opportunities that Peco brings to CLARCOR. Our plan is to merge our Facet organization, which currently has operations in the U.S. and throughout Europe, with Peco to create a world leader in filtration, headquartered in Mineral Wells, in filtration solutions for the growing oil and natural gas industries. We also believe that combining Peco’s and Facet’s capabilities and technologies and the resources at our Baldwin Filters operation will position CLARCOR to also become a world leader in engine fuel filtration.
“Peco has grown consistently under the leadership of the Perry family since 1936. We believe the technologies it has developed over the last several years, particularly in natural gas filtration systems, and its talented and dedicated work force, will enable CLARCOR to leverage our distribution and manufacturing reach. The combination of Peco and Facet with the financial resources of CLARCOR will enable us to bring substantial value to our customers and shareholders.”
Laine Perry, Peco’s President and CEO said: “Peco delivers turnkey solutions to its customers throughout the world. From onshore gas processing pipelines to offshore exploration platforms, Peco provides innovative products and services based on proprietary technologies to some of the largest oil and gas companies in the world. We believe the combination of Peco and CLARCOR brings together two similar companies focused on delivering advanced filtration products and solutions for the rapidly expanding oil and natural gas market.

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“We believe the combination of our company with CLARCOR’s Facet operation will bring tremendous value to our customers, our employees and CLARCOR shareholders. This combination brings together two companies with an identical focus to supply the best filtration products and services to natural resource companies throughout the world. We evaluated many potential partners for Peco and in CLARCOR we believe we have found the perfect one. Finally, I want to thank our advisors, and particularly our lawyers at Greenberg Traurig, for helping us to make this transaction happen.”
The acquisition is expected to close in the first fiscal quarter of 2008. The purchase price is approximately $161 million, with approximately $90 million paid in cash and $71 million paid in CLARCOR stock. For its fiscal year ended May 2007, Peco had sales of approximately $102 million and operating profit of approximately $12.5 million. The transaction is expected to be approximately $0.01 to $0.02 accretive to CLARCOR’s fiscal 2008 earnings with significantly greater accretion expected in future years as the benefits from the merger of Peco and Facet are realized.
CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC. Further information on CLARCOR is available on the CLARCOR website at www.clarcor.com.
Perry Equipment Corporation is based in Mineral Wells, Texas and is a manufacturer of filtration products and solutions. Further information on the company and its products is available on the Peco website at www.perryequipment.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to future growth, financial performance measures related to Peco and the Company, the estimated financial impact of the Peco transaction on the Company’s earnings, as well as management’s short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets that we serve; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements relating to the Company’s business and growth strategies; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from the Company’s expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These risks include the failure to complete the acquisition of Peco and the failure to realize the economic and strategic benefits of the transaction. In addition, the Company’s past results of operations do not necessarily indicate its future results.

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These and other uncertainties are discussed in the “Risk Factors’’ section of the Company’s 2006 Form 10-K. The future results of the Company may fluctuate as a result of these and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.
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